UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2005

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01             Notice of Failure to Satisfy a Continued Listing Rule or Standard

On March 23, 2005 Myriad Genetics, Inc. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that Dale A. Stringfellow, director and member of the Company’s Audit Committee, had passed away on March 18, 2005 due to complications from cancer, and hence, the Company would no longer comply with Nasdaq’s audit committee requirements.  Under Marketplace Rule 4350, audit committees must consist of at least three independent directors.  By letter dated March 24, 2005, Nasdaq acknowledged the Company’s notice and confirmed that the Company would be provided a cure period until the earlier of the Company’s next annual shareholders’ meeting or March 18, 2006 in order to regain compliance.  The Company intends to appoint a qualified successor to the Company’s Audit Committee so as to be in compliance with Marketplace Rule 4350 within the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: March 25, 2005	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer